EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to September 30                                          1995
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Earnings:
  Net income................................................         $  7,618
  Add income taxes..........................................          (14,286)
                                                                     ________
    Loss before income taxes................................           (6,668)
  Distributed income from unconsolidated investee,
    less equity in earnings thereof.........................           (2,877)
                                                                     ________
    Subtotal................................................           (9,545)
                                                                     ________

  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............           93,126
    Other interest expense..................................           15,594
    Portion of rentals deemed to be representative
      of the interest factor................................            9,139
                                                                     ________
Total Fixed Charges.........................................          117,859
                                                                     ________
Total Earnings..............................................         $108,314
                                                                     ========

Ratio of Earnings to Fixed Charges..........................              .92(1)
                                                                     ========
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Note:
(1) To achieve a one-to-one coverage, an additional $9,545,000 of pretax earnings would be needed.